Exhibit 3.123

Form LLC-5.5	Illinois
October 2010	Limited Liability Company Act		File # 0394-134-5
Secretary of State Department of Business Services Limited Liability of Division 501 S Second St, RM 351 Springfield, IL 62756 217-524-8006 www,cyberdriveillinois.com	Articles of Organization		This space for use by Secretary of State
	Submit in Duplicate		FILED JUN 06 2012 JESSE WHITE SECRETARY OF STATE
Type or print clearly.
Payment must be made by certified check, cashiers check, or Illinois attorney's check, C.P.A's check or money order payable to Secretary of State	_______________________________ This space for use by Secretary of State
Filing Fee: $500 Approved: /s/JW

1. Limited Liability Company Name:	New Dimensions, LLC
The LCC name must contain the words Limited Liability company, LLC, L.L.C. or LLC and cannot contain the terms Corporation, Corp, Incorporated, Inc., Ltd., Co., Limited Partnership, or L.P.

2. Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)
150 North Wacker Drive, Suite 700
Chicago, IL 60606

3. Articles of Organization affective on: (Check one)
☑ the filing date
☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4. Registered Agent's Name and Registered Office Address:

Registered Agent:	National Registered Agentc, Inc
	First Name	Middle Initial	Last Name

Registered Office:	200	West Adams Street
(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #

	Chicago	IL	60606
	City		Zip Code

5. Purpose(s) for which the Limited Liability Company is organized
The transaction of any or all lawful business for which Limited Liability companies may be organized under this Act.
(LLC's organized to provide professional services must list the address(es) from which those services will be rendered if different from item 2. If more space is needed, use additional sheets of this size.)
The Company is formed for the purpose of owning and operating a care coordination entity ("CCE") in compliance with Public Act 096-1501, as may be amended from item to time, on behalf of the participating hospitals, federally qualified health centers, physician practices, behavioral health providers, case management providers, and other
Medicaid-enrolled providers and suppliers, as applicable. The Company's purpose is to provide care coordination services, produce better health outcomes, and render better savings for Medicaid beneficiaries.

6. Latest date, if any, upon which the company is to dissolve:
(Leave blank if duration is perpetual.)		Month, Day, Year

Exhibit 3.123

LLC-5.5

7. (Optional) Other provisions for the regulation of the internal affairs of the Company: (if more space is needed, attach additional sheets of this size.)

8. The Limited Liability Company: (Check either a or b below.)
a. ☐ is managed by the manager(s) (List names and addresses.)

b. ☑ has management vested in the member(s) (List names and addresses.)
Vanguard Health Management, Inc. d/b/a Vanguard Health Chicago
20 Burton Hill Boulevard, Suite 100, Nashville, TN 37215

9. Name and Address of Organizer(s):
I affirm, under penalties of perjury, having authority to sign, hereto, that those Articles of Organization are to the best of my knowledge and belief, true, correct, and complete.
Dated	June 6	, 2012
	Month & Day	Year

1. /s/Steven F. Banghart		1.	70 W. Madison St., Suite 3500
Signature			Number Street

Steven F. Banghart			Chicago
Name (type or print)			City/Town

Attorney			IL 60602
Name if a Corporation or other Entity, and Title of Signer			State Zip Code

2.		2.
Signature			Number Street

Name (type or print)			City/Town

Name if a Corporation or other Entity, and Title of signer			State Zip Code
Signatures must be in black ink on an original document, carbon copy, photocopy, or rubber stamp signatures may only be used on conformed copies.